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                                                                     EXHIBIT 3.2

                           BOMBARDIER CAPITAL MORTGAGE
                           SECURITIZATION CORPORATION

                                     BY-LAWS

                             ARTICLE I -STOCKHOLDERS

         1. Annual and Special Meetings. The annual meeting of stockholders for the election of directors and for the transaction of any other business which may properly come before the meeting shall be held each year on a business day and at a time designated by the Board of Directors. Special meetings of stockholders may be called by resolution of the Board of Directors or by the President and shall be called at any time by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and who would be entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

         2. Place of Meetings. The annual and special meetings of stockholders shall be held at the principal place of business of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors, within or without the State of Vermont, except as otherwise specifically required by statute. The place at which any meeting is to be held shall be specified in the notice calling such meeting.

         3. Notice of Meetings. Except as otherwise expressly provided by statute, notice of the place, date, hour and purpose or purposes of the annual and any special meeting of stockholders shall be in writing and signed by the Chairman of the Board or the President or any Vice President, or the Secretary or other person lawfully calling said meeting; a copy thereof shall be served, either personally or by mail, at least ten days before the meeting, upon each stockholder of record entitled to vote at such meeting and to any stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. If mailed, such notice shall be directed to a stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

         4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the
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notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

         5. Quorum; Adjournment. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting, in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present or represented. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, the President, a Vice-President, or, if none of the foregoing is present, by a chairman chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

         7. Voting; Proxy Representation. Unless otherwise provided in the articles of incorporation or other certificate filed pursuant to law, every holder of record of Common Stock shall be entitled at every meeting of the Corporation to one vote, in person or by proxy, for each share of Common Stock outstanding in his name on the books of the Corporation. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein its duration for a longer period. Unless otherwise provided by law or by the articles of incorporation or other certificate filed pursuant to law or these By-laws, all questions shall be decided by a majority of a quorum.

         8. Stockholder Action Without Meetings. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting, notice thereof and vote of stockholders may be dispensed with if holders of all of the outstanding stock consent in writing to such corporate action being taken, and such consent is delivered to the Corporation for filing in the corporate records.

                    ARTICLE II -FIXING DATE FOR DETERMINATION
                            OF STOCKHOLDERS OF RECORD

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or


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allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action.

                         ARTICLE III -BOARD OF DIRECTORS

         1. Number. The business and affairs of the Corporation shall be managed by and under the discretion of its Board of Directors. The number of directors constituting the entire Board shall be seven (7) unless otherwise determined by the Board of Directors. The Corporation shall at all times, except as noted hereafter, have one director (the "Independent Director") who meets the qualifications set forth in Section 1 of ARTICLE XIV hereof.

         2. Election. The members of the Board of Directors shall be elected at the annual meeting of stockholders by a plurality of the votes cast in such election except for the initial Board of Directors, which shall be appointed by the Incorporator and which shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The directors shall be elected separately from the Board of Directors of the Corporation's Affiliates (as defined in Section 3 of ARTICLE XIV herein). Subject to the provisions of Sections 12 and 13 of this
ARTICLE III, each director so elected shall hold office for one year and until his successor is elected and qualified. A director need not be a stockholder, a citizen of the United States, or a resident of Vermont. If the members of the Board of Directors are not elected at the annual meeting of stockholders on the day designated in these By-laws, the incumbent directors shall continue to hold office and discharge their respective duties until successors have been elected.

         3. Vacancies. All vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors between annual meetings of stockholders or otherwise, may be filled by a majority of the directors in office after the vacancy has occurred, or, if not so elected prior to the next annual meeting of the stockholders, by vote of the stockholders at any special meeting. In the event of the death, incapacity, resignation or removal of the Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director.

         4. Annual Meeting. The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may properly come before the meeting, may be held each year within or without the United States, without notice immediately after the annual meeting of stockholders at the same place as such meeting of stockholders, or may be called by any newly-elected director on one day's notice to each director, either personally or by telegram, telecopier, letter, radio or cable.

         5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the United States, as shall from time to time be


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determined by resolution of the Board. In case of change in the time, place or date of any such regular meeting, notice of such change shall be mailed to each director at least three days prior to the meeting.

         6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of directors then in office. Notices of special meetings stating the time, place and purpose of the meeting shall be mailed to each director at least three days before such meeting. Special meetings may be held within or without the United States.

         7. Board Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting (and any notice of such meeting may be dispensed with), if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of proceedings of the Board or committee.

         8. Quorum. At all meetings of the Board, the presence of a majority of the directors then in office shall be necessary to constitute a quorum and shall be sufficient for the transaction of business and any act of a majority of the directors who are present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or other certificate filed pursuant to law or by these By-laws. Any business may be transacted by the Board at a meeting at which every member of the Board is present, though held without notice.

         9. Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more of the directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Board of Directors may not authorize a committee to exercise any of the Board's powers to the extent that the Articles of Incorporation requires the Independent Directors to approve such Board action. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall keep regular minutes of the business transacted at their meetings.

         10. Organization. At all meetings of the Board of Directors, the Chairman of the Board, or in his absence, the President, or in his absence any Vice President who is a member of the Board of Directors, or in their absence, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.


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         11. Salaries. The Directors shall receive such compensation for their services as may be prescribed by the Board of Directors from time to time and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         12. Resignation. Any director may resign at any time upon written notice to the Corporation. Such resignation will take effect upon receipt thereof by the Corporation unless otherwise stated in the resignation.

         13. Removal. Any director may be removed, either with or without cause, at any special meeting of stockholders by vote of a majority of the shares of stock outstanding and entitled to vote at an election of directors, provided that notice of such vote shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal shall be filled at such meeting by the vote of a majority of the shares of stock outstanding, present and entitled to vote for the election of directors.

         14. Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such a meeting.

         15. No Action Without the Independent Directors. No action described in
ARTICLE XIII of these By-Laws requiring approval of the Directors of the Corporation shall be taken without the approval or consent of the Independent Directors(s).

         16. Limitation of Voting Power of Independent Directors. In order for the Corporation to amend or modify any provision of Section 1, Section 2,
Section 3, Section 8, Section 9, Section 13, Section 15, or Section 16 of this
ARTICLE III, ARTICLE XIII or Section 1, Section 2 or Section 3 of ARTICLE XIV of these By-Laws, the Independent Directors must consent to or approve of such amendment or modification. For purposes of determining the presence of a quorum at any meeting of the Board of Directors, or the vote or consent that is required for any action of the Board of Directors on any matter other than such an action specified in ARTICLE XIII hereof, the terms "majority" and "unanimous" (or any words of like import) shall be interpreted without reference to any Independent Director.


                              ARTICLE IV -OFFICERS

         1. Election. The officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Treasurer, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers, agents and employees as, in the opinion of the Board, the business of the Corporation requires. Each officer, agent or employee elected or appointed by the Board of Directors shall have such powers and


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perform such duties as may be prescribed by these By-laws and as may be assigned from time to time by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except the offices of President and Secretary.

         2. President. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation. The President shall be responsible for the management of the business affairs and operations of the Corporation. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

         3. Vice Presidents. The Vice Presidents, if any, in the order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. A Vice President may execute and deliver contracts and other obligations and instruments pertaining to the regular course of his duties, and shall perform such other duties and shall have such other authority as from time to time may be assigned to him by the Board of Directors or the President.

         4. The Secretary. The Secretary shall record all the proceedings of all sessions of the Board of Directors and all meetings of stockholders in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors when required, of which he shall be the custodian. He shall cause to be given notice of all meetings of stockholders and directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix it to any instrument. He shall have charge of the stock certificate books of the Corporation and such other books and papers as the Board of Directors may direct. He shall in general perform all the duties incident to the office of the Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

         5. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer, if any, shall have the custody of all funds and securities of the Corporation, except as otherwise provided by the Board of Directors or any committee thereof, and shall keep full and accurate accounts of receipts and disbursements. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall in general perform all duties incident to the office of the Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

         6. Vacancies. Vacancies in any office occurring by death, resignation, disqualification, removal or otherwise, may be filled by the Board of Directors at any regular or special meeting.


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         7. Resignation. Any officer may resign his Office at any time, such resignation to take effect upon receipt thereof by the Corporation, unless otherwise stated in the resignation.

         8. Removal. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

         9. Salaries. Salaries of all officers and agents of the Corporation shall be fixed from time to time by or in the manner determined by the Board of Directors.

         10. Duties of Officers may be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being.

         11. Powers with Respect to Ownership of Stock. Unless otherwise ordered by the Board of Directors, each of the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                ARTICLE V -STOCK

         1. Issuance of Stock Certificates. Stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. Each such certificate shall be signed by the Chairman of the Board of Directors or the President or a Vice President and a Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         2. Lost Stock Certificates. The officers of the Corporation may issue a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, if the owner of such certificate or his legal representative shall execute and deliver to the Corporation and/or its transfer agent and register a satisfactory bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate and shall execute and deliver to the Corporation an affidavit setting


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forth the facts regarding such loss, theft or destruction. The foregoing requirements may be waived in whole or in part by the President or the Board of Directors when, in his or its judgment, it is proper to do so.

         3. Transfer of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the person named in the certificate or by his attorney lawfully constituted, and, except in the case of lost, stolen or destroyed certificates, only upon surrender of the certificate or certificates therefor properly endorsed and the payment of all taxes due thereon.

         4. Regulations. The Board of Directors shall have power to make all such regulations as it shall deem expedient concerning the issuance, transfer, conversion and registration of stock certificates, not inconsistent with statutory requirements or the certificates of incorporation or other certificate filed pursuant to law or these By-laws.

                                ARTICLE VI -SEAL

         The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the words "Corporate Seal, 1997, Vermont." The seal shall be in the charge of the Secretary to be used as directed by the Board of Directors.

                      ARTICLE VII -CHECKS, CONTRACTS, ETC.

         All checks, notes, drafts, acceptances, securities, evidences of indebtedness and contracts of the Corporation shall be signed or endorsed by or on behalf of the Corporation by such officers, directors, employees or agents of the Corporation as the Board of Directors from time to time designate. Such authorization may be general or specific.

                  ARTICLE VIII -BOOKS OF ACCOUNT AND STOCK BOOK

         The Corporation shall keep books of account of all the business and transactions of the Corporation. A book to be known as the stock register, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, and the times when they respectively became the owners thereof, and the amount paid thereon, shall be kept by the Corporation or its transfer agent.

                             ARTICLE IX -FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of January, or otherwise as the Board of Directors may determine.


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                               ARTICLE X -OFFICES

         The Corporation may have an office or offices in such place or places as may be determined from time to time by the Board of Directors.

                         ARTICLE XI -NOTICES AND WAIVERS

         1. Kind of Notice Required. Whenever under the provisions of these By-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but unless otherwise expressly stated in these By-laws such notice may be given in writing by depositing the same in a post-office or letter box in a postpaid sealed wrapper, addressed to such director officer or stockholder, at such address as appears on the books of the Corporation, and such notice shall be deemed to have been given at the time when the same was mailed.

         2. Waiver of Notice. Whenever notice is required to be given under any provision of the articles of incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                          ARTICLE XII -INDEMNIFICATION

         1. Every person who is or was a director, officer, employee or agent of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise (hereinafter collectively referred to as an "other company") which he serves or served as such at the request of the Corporation, shall, subject to the provisions of Section 2 hereof and except as prohibited by law, be indemnified by the Corporation against any and all liabilities and expenses actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether brought by or in the right of the Corporation or such other company or otherwise), whether civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which he was or is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Corporation or of such other company, or by reason of any action taken or not taken in his capacity as such director, officer, employee or agent, whether or not he continues to be such director, officer, employee or agent at the time such liabilities or expenses are incurred, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other company, as case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; provided that no indemnification shall be made in respect of any claim, issue or matter in any action, suit or proceeding by or in the right


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of the Corporation or such other company, as the case may be, as to which such person shall have been adjudged to be liable to the Corporation or such other company, as the case may be, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite his adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. As used in this Article, the term "expenses" shall include, but shall not be limited to, counsel fees and disbursements and the term "liabilities" shall include, but shall not be limited to, judgments, fines, penalties and amounts paid in settlement. The termination of any action, suit or proceeding, civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not, of itself, create a presumption that a director, officer, employee or agent did not meet the standards of conduct set forth in this Section.

         2. Every person referred to in Section 1 hereof who has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1 hereof, or in defense of any claim, issue or matter therein, shall be deemed to have met the standards of conduct set forth therein and shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Section 1 hereof (unless ordered by a court) shall be made at the discretion of the Corporation, but only if the determination that the standards of conduct set forth therein have been met by the person seeking indemnification hereunder is made by either (i) the Board of Directors, acting by a majority vote of a quorum consisting of directors who (a) are not parties to such action, suit or proceeding or (b) have been wholly successful in such respect of such action, suit or proceeding or
(ii) independent legal counsel in a written opinion.

         3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation, in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by the director that he or she has met the applicable standard of conduct and an undertaking by or on behalf of the person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

         4. The rights of indemnification and advancement of expenses provided in this Article shall be in addition to any rights to which any person referred to in Section 1 hereof may otherwise be entitled by law or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and such rights shall inure to the benefit of his heirs, executors and administrators.

         5. To the extent permitted by law, the foregoing provisions of this Article shall be applicable to every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger involving the Corporation, as well as the resulting or surviving corporation therefrom, and in any such case the references to "the Corporation" in the foregoing provisions of this Article shall include, in addition to the Corporation, any such constituent corporation or any such resulting or surviving corporation, as the case may be.


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         6. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other company, against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under the provisions of this Article or otherwise.

                      ARTICLE XIII -BANKRUPTCY, INSOLVENCY

         The Corporation shall not make or commence any bankruptcy or insolvency filing or proceeding or similar filing or proceeding or make or commence any dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets without the unanimous vote of all Directors, and the Corporation shall not acquiesce, petition or otherwise invoke or cause any other person or entity to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against the Corporation under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Corporation for all or any part of its property or assets or ordering the winding-up, dissolution or liquidation of the affairs of the Corporation or a consolidation, merger or sale of all or substantially all of the assets of the Corporation if such action has not been approved by the unanimous vote of all of the Directors.

                            ARTICLE XIV -DEFINITIONS

         1. Independent Director. "Independent" shall mean, when used with respect to any individual, an individual who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Corporation, or in any Affiliate of the Corporation, (iii) is not, and has not been, connected with the Corporation or any Affiliate of the Corporation as an officer, employee, promotor, underwriter, trustee, partner or person performing similar functions and is not a member of the immediate family of any such officer or employee and (iv) is not, and has not been, a director or stockholder of any Affiliate of the Corporation and is not a member of the immediate family of any such director or stockholder.

         2. Person. "Person" shall mean any individual, corporation, partnership, joint venture, joint stock company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         3. Affiliate. "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, directly or indirectly to direct


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or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

                              ARTICLE XV -AMENDMENT

         Subject to the provisions of Section 16 of ARTICLE III, the By-laws, regardless of whether made by stockholders or by the Board of Directors, may be amended, added to or repealed, or new By-laws may be made, at any meeting of the stockholders, or (except such By-laws or such amendments as shall have been adopted by the stockholders and at the time of such adoption expressly designated as revocable only by the stockholders) at a meeting of the Board of Directors, provided that notice of the proposed change (unless waived as herein provided by a waiver or presence at the meeting) be given in notice of the meeting.


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